Exhibit 1.1

PEARL HOLDINGS ACQUISITION CORP

17,500,000 Units

UNDERWRITING AGREEMENT

December 14, 2021

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Pearl Holdings Acquisition Corp, a Cayman Islands exempted company with limited liability (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 17,500,000 units of the Company (the “Firm Units”). The Company also proposes to issue and sell to the several Underwriters up to an additional 2,625,000 units of the Company (the “Additional Units”) if and to the extent that Morgan Stanley & Co. LLC (“Morgan Stanley”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.”

Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), and one-half of one redeemable warrant, where each whole warrant entitles the holder to purchase one Ordinary Share (the “Warrant(s)”). The Ordinary Shares and the Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (or if such date is not a business day (as defined below), the following business day) (unless the Underwriters inform the Company of their decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Securities and Exchange Commission (the “Commission”) on a Current Report on Form 8-K that includes such audited balance sheet and (c) the Company having issued a press release announcing when such separate trading will begin. No fractional Warrants will be issued upon separation of the Units, and only whole Warrants will trade. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share at a price of $11.50 per share during the period commencing 30 days after the completion of the Company’s initial Business Combination (as defined below) and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation (as defined below); provided, however, that pursuant to the Warrant Agreement (as defined below), a fractional Warrant may not be exercised, so that only a whole Warrant may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Prospectus) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities involving the Company.

The Company has entered into an Investment Management Trust Agreement, effective as of the date hereof (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.3 to the Registration Statement (as defined below), pursuant to which proceeds from the sale of the Private Placement Warrants (as defined below) and proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the Public Shareholders (as defined below).

The Company has entered into a Warrant Agreement, effective as of the date hereof (the “Warrant Agreement”), with respect to the Warrants and the Private Placement Warrants (as defined below) with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants and the Private Placement Warrants.

The Company has entered into a Securities Subscription Agreement, dated April 1, 2021, with Pearl Holdings Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), in substantially the form filed as Exhibit 10.5 (the “Founder’s Subscription Agreement”) to the Registration Statement, pursuant to which the Sponsor purchased 7,187,500 Class B ordinary shares, par value $0.0001 per share (including the Ordinary Shares issuable upon automatic conversion thereof, the “Founder Shares”), for an aggregate purchase price of $25,000. In November 21, 2021, the Sponsor surrendered an aggregate of 2,156,250 Founder Shares for no consideration, thereby reducing the aggregate number of Founder Shares outstanding to 5,031,250. Up to 656,250 Founder Shares are subject to forfeiture depending on the extent to which the Underwriters’ option to purchase Additional Units is exercised. The Founder Shares are substantially similar to the Ordinary Shares included in the Units, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

The Company has entered into a Private Placement Warrants Purchase Agreement, effective as of the date hereof (the “Warrant Purchase Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement, pursuant to which the Sponsor has agreed to purchase an aggregate of 9,000,000 warrants (or 10,050,000 warrants if the Underwriters’ option to purchase additional Units is exercised in full), each warrant entitling its holder, upon exercise, to purchase one Ordinary Share for $11.50 per Ordinary Share (the “Private Placement Warrants”) for $1.00 per Private Placement Warrant, or an aggregate price of $9,000,000 (or $10,050,000 if the Underwriters exercise their option in full).

The Company has entered into a Registration Rights Agreement, effective as of the date hereof (the “Registration Rights Agreement”), with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of the Private Placement Warrants and the Ordinary Shares issued or issuable upon exercise of the Private Placement Warrants, the Founder Shares and certain warrants (which will be substantially similar to the Private Placement Warrants), if any, that may be issued upon conversion of working capital loans.

The Company has caused to be duly executed and delivered letter agreements, dated as of the date hereof (collectively, the “Insider Letters” and, collectively with this Agreement (as defined below), the Trust Agreement, the Warrant Agreement, the Founder’s Subscription Agreement, the Warrant Purchase Agreement, and the Registration Rights Agreement, the “Transaction Documents”), among the Company, the Sponsor and each of the Company’s officers, directors and director nominees in substantially the form filed as Exhibit 10.2 to the Registration Statement.

The Company has filed with the Commission a registration statement on Form S-1 (File No. 333-261319), including a preliminary prospectus, relating to the Units and the Warrants and Ordinary Shares included therein. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the pricing information set forth in Schedule II hereto. “Applicable Time” means 4:00 p.m., New York City time, on December 14, 2021. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus as of the Applicable Time did not, and as of the Closing Date and as of the Option Closing Date (as defined below), as the case may be, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (iv) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of its date, as of the Closing Date and as of any Option Closing Date, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information, solely as set forth in Section 7(b) hereto, relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through Morgan Stanley expressly for use therein and (v) the Company has not used any free writing prospectuses.

(c) The Company has been duly organized and is validly existing and in good standing under the laws of the Cayman Islands, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, either (i) have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, liquidity or results of operations or prospects of the Company, whether or not arising in the ordinary course of business or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”).

(d) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization”; all the outstanding shares of equity of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the equity of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Securities Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements.

(e) As of the date of this Agreement, the Company has no subsidiaries. The Company is wholly owned by the Sponsor.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized equity of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The Units have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, and the issuance of the Units will not be subject to any preemptive or similar rights that have not been duly waived or satisfied. As of the Closing Date and, if applicable, the Option Closing Date, the Units have been approved for listing on The Nasdaq Global Market (“Nasdaq”), and the Company is in compliance with all of the listing rules and standards of Nasdaq.

(i) The Ordinary Shares included in the Units have been duly authorized and, when issued and delivered against payment for the Units by the Underwriters pursuant to this Agreement, will be duly and validly issued and delivered, fully paid and non-assessable, and the issuance of the Ordinary Shares will not be subject to any preemptive or similar rights that have not been duly waived or satisfied.

(j) The Warrants included in the Units have been duly authorized and, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Units by the Underwriters pursuant to this Agreement, will be duly and validly issued and delivered, fully paid and non-assessable, and the issuance of the Warrants will not be subject to any preemptive or similar rights that have not been duly waived or satisfied.

(k) The Ordinary Shares issuable upon exercise of the Warrants included in the Units and the Private Placement Warrants (the “Warrant Shares”) included in the Units have been duly authorized and, when issued and delivered against payment therefor pursuant to the Warrants and the Private Placement Warrants, as applicable, and the Warrant Agreement, will be duly and validly issued and delivered, fully paid and non-assessable, and the issuance of the Warrant Shares will not be subject to any preemptive or similar rights that have not been duly waived or satisfied. The holders of such Warrant Shares will not be subject to personal liability by reason of being such holders.

(l) The Private Placement Warrants to be issued and sold by the Company under the Warrant Purchase Agreement have been duly authorized and, when issued and delivered in the manner set forth in the Warrant Agreement against payment therefor pursuant to the Warrant Purchase Agreement, will be duly and validly issued and delivered, and the issuance of the Private Placement Warrants will not be subject to any preemptive or similar rights that have not been duly waived or satisfied.

(m) The Warrant Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by CST, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(n) The Founder’s Subscription Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor, and constitutes a valid and legally binding obligation of the Company and, to the Company’s knowledge, the Sponsor, enforceable against the Company and, to the Company’s knowledge, the Sponsor, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(o) The Warrant Purchase Agreement have been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor, and constitutes a valid and legally binding obligation of the Company and, to the Company’s knowledge, the Sponsor, enforceable against the Company and, to the Company’s knowledge, the Sponsor, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(p) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(q) The Insider Letters have been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor and each officer, director and director nominee of the Company, and constitutes a valid and legally binding obligation of the Company and, to the Company’s knowledge, the Sponsor and each officer, director and director nominee of the Company, enforceable against the Company and, to the Company’s knowledge, the Sponsor and each officer, director and director nominee of the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(r) The Trust Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by CST, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(s) Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(t) The execution and delivery by the Company of, and the performance by the Company of its obligations under, each of the Transaction Documents (including without limitation the issuance and sale of the Units) will not contravene any provision of (i) applicable law, (ii) the Amended and Restated Memorandum and Articles of Association of the Company (the “Articles”), (iii) any agreement or other instrument binding upon the Company that is material to the Company, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except in the case of clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under each of the Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the Financial Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Units.

(u) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Registration Statement, Time of Sale Prospectus or the Prospectus.

(v) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Sponsor, threatened, to which the Company or the Sponsor is a party or to which any of the properties of the Company or the Sponsor is subject that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company or the Sponsor to perform its obligations under each of the Transaction Documents or to consummate the transactions contemplated by each of the Transaction Documents, the Registration Statement, the Time of Sale Prospectus and the Prospectus, or that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(w) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(x) [reserved]

(y) The Company is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(z) [reserved]

(aa) [reserved]

(bb) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Units, Ordinary Shares and Warrants registered pursuant to the Registration Statement.

(cc) (i) None of the Company, the Sponsor or any director, director nominee, officer or employee thereof, or, to the Company’s knowledge, any affiliate of the Company or any agent or representative of the Company or of the Sponsor, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company, the Sponsor and, to the Company’s knowledge, the Company’s affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain and enforce policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Company, the Sponsor and, to the Company’s knowledge, the Company’s affiliates will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(dd) The operations of the Company and the Sponsor are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Sponsor conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company or the Sponsor (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or the Sponsor with respect to the Anti-Money Laundering Laws is pending or threatened.

(ee) (i) None of the Company, the Sponsor, any director, director nominee, officer or employee thereof, or, to the Company’s knowledge, any agent, representative or affiliate of the Company or the Sponsor, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company and the Sponsor will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and the Sponsor have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ff) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding equity, nor declared, paid or otherwise made any dividend or distribution of any kind on its equity other than ordinary and customary dividends; and (iii) there has not been any material change in the equity, short-term debt or long-term debt of the Company.

(gg) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company.

(hh) [reserved]

(ii) [reserved]

(jj) [reserved]

(kk) [reserved]

(ll) No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

(mm) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.

(nn) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(oo) The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby. There are no financial statements (historical or pro forma) that are required by the Securities Act to be included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not included as required. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived.

(pp) BDO USA, LLP (“BDO”), who have certified certain financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(qq) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(rr) The Company and the Sponsor have filed all United States federal, state, local and non-U.S. tax returns required to be filed through the date of this Agreement and have paid all taxes required to be paid thereon, and no unpaid tax deficiency has been determined adversely to the Company and the Sponsor (nor does the Company and the Sponsor have any notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company and the Sponsor). The charges, accruals and reserves on the books of the Company and the Sponsor in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(ss) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(tt) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of Morgan Stanley with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than Morgan Stanley to engage in Testing-the-Waters Communications. The Company reconfirms that Morgan Stanley has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Prospectus, complied in all material respects with the Securities Act, and when taken together with the Time of Sale Prospectus as of the Applicable Time, did not, and as of the Closing Date and as of any Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(uu) As of the time of each sale of the Units in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of the Time of Sale Prospectus and any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vv) The Company is not (i) in violation of the Articles (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ww) The Company has not taken, directly or indirectly, any action designed to cause or result in, or that reasonably could be expected to cause or result in, or that has constituted the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(xx) The Company has filed with the Commission a Form 8-A (file number 001-41165) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Units, the Ordinary Shares and the Warrants, which registration will be effective prior to the Closing Date. The Units and the Ordinary Shares and the Warrants included as part of the Units have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(yy) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers, directors or director nominees, in their capacities as such, to comply with (as and when applicable), and immediately following the initial effective date of the Registration Statement the Company will be in compliance with, the applicable requirements of Nasdaq Marketplace Rules IM-5605.

(zz) There are no transfer, stamp, issue, transaction, capital, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with (i) the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, (ii) the creation, allotment or issuance or sale by the Company of the Units, or (iii) the sale or delivery by the Underwriters of the Units to the initial purchasers thereof.

(aaa) All information contained in the questionnaires (the “Questionnaires”) completed by the Company and the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters, is true and correct, in all material respects, and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Company, the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect, in any material respect.

(bbb) Prior to the date hereof, the Company has not selected any Business Combination target and has not, nor, to its knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with respect to any Business Combination with the Company.

(ccc) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor or any officer, director or director nominee of the Company with respect to the sale of the Units hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any such officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the FINRA.

(ddd) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other form that would be deemed to be “underwriting compensation” as defined in Rule 5110 of the FINRA Manual): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the FINRA Review Period as defined in Rule 5110(j)(20) of the FINRA Manual, other than payments to the Underwriters pursuant to this Agreement.

(eee) The Company maintains effective disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the Commission’s rules and forms, and is accumulated and communicated to management of the Company, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(fff) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, during the period beginning 180 days prior to the initial confidential submission of the Registration Statement and ending on the initial effective date of the Registration Statement, no Member or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company. No Participating Member (as defined in FINRA Rule 5110(j)(15)) in the Offering has received any underwriting compensation in connection with a prior proposed public offering that was not completed in accordance with the terms of an agreement between the Company and a Participating Member in the Offering.

(ggg) Except as disclosed in the Questionnaires provided to the Underwriters, to the Company’s knowledge, no officer, director, director nominee or beneficial owner of 10% or more of any class of the Company’s equity securities or securities convertible or exchangeable into such equity securities (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(hhh) Except as disclosed in the Questionnaires provided to the Underwriters, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(iii) To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Member.

(jjj) None of the Sponsor, officers, directors or director nominees of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer, prior employer or other entity that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer, director or director nominee of the Company, as applicable.

(kkk) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer, director or director nominee of the Company.

(lll) The Company has not offered, or caused the Underwriters to offer, the Units to any person or entity with the intention of unlawfully influencing (i) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (ii) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(mmm) Upon delivery and payment for the Units on the Closing Date and each Option Closing Date, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(nnn) Neither the issuance, sale and delivery of the Units nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ooo) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors, director nominees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ppp) At the time of filing the Registration Statement and any post-effective amendment thereto the Company was an “ineligible issuer,” as defined in Rule 405 under the Securities Act solely because of subclause (B) of clause (ii) of the definition thereof. The Company has paid the registration fee for this offering pursuant to Rule 456 under the Securities Act.

(qqq) There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred securities issued or guaranteed by the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(rrr) The Company does not own, and since its incorporation has not owned, an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Units set forth in Schedule I hereto opposite its name at $9.80 per Unit (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,625,000 Additional Units at the Purchase Price. Morgan Stanley may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 45 days after the date of the Prospectus. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Additional Units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units or later than ten business days after the date of such notice. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Units as Morgan Stanley may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

In addition to the discount from the public offering price represented by the Purchase Price, the Company hereby agrees to pay, subject to Section 6(gg), to the Underwriters a deferred discount of $0.35 per Unit (including both Firm Units and Additional Units) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be paid directly to the Underwriters, by the Trustee from amounts on deposit in the Trust Account (without accrued interest) by wire transfer payable in same-day funds if and when the Company consummates an initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Articles, as such time period may be extended, and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Units sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

3. Terms of Public Offering. The Company is advised by Morgan Stanley that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in Morgan Stanley’s judgment is advisable. The Company is further advised by Morgan Stanley that the Units are to be offered to the public initially at $10.00 per Unit (the “Public Offering Price”) and to certain dealers selected by Morgan Stanley at a price that represents a concession not in excess of $0.12 per Unit under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Units shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 17, 2021, or at such other time on the same or such other date, not later than December 27, 2021, as shall be agreed upon in writing by the Company and Morgan Stanley. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than February 11, 2021 as shall be designated in writing by Morgan Stanley.

The Firm Units and Additional Units shall be registered in such names and in such denominations as Morgan Stanley shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to Morgan Stanley on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Units on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 pm (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Time of Sale Prospectus that, in Morgan Stanley’s judgment, is material and adverse and that makes it, in Morgan Stanley’s judgment, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i), 5(a)(ii) and 5(a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, outside U.S. counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters. Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as the Underwriters shall reasonably request.

With respect to the negative assurance letters to be delivered pursuant to Sections 5(d) and 5(e) above, Skadden, Arps, Slate, Meagher & Flom LLP and Simpson Thacher & Bartlett LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Skadden, Arps, Slate, Meagher & Flom LLP and Maples and Calder (Hong Kong) LLP described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from BDO, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) At least one business day prior to the Closing Date or the Option Closing Date, as applicable, the Company shall have caused a portion of the proceeds from the sale of the Private Placement Warrants to be deposited into the Trust Account such that the cumulative amount deposited into the Trust Account as of such Closing Date or Option Closing Date shall equal the product of the number of Units sold in the public offering as of such Closing Date or Option Closing Date and the public offering price per Unit as set forth on the cover of the Prospectus.

(h) The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to Morgan Stanley on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(c) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, outside U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iii) an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion and negative assurance letter of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Units to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from BDO, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and

(vi) such other documents as Morgan Stanley may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) If requested by Morgan Stanley, to furnish to Morgan Stanley, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to Morgan Stanley in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or 6(e) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as Morgan Stanley may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to Morgan Stanley a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Morgan Stanley reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) The Company will not make any offer relating to the Units that constitutes or would constitute a free writing prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act.

(d) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Morgan Stanley will furnish to the Company) to which Units may have been sold by Morgan Stanley on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as Morgan Stanley shall reasonably request.

(g) To make generally available to the Company’s security holders and to Morgan Stanley as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h) The Company will apply the net proceeds from the sale of the Private Placement Warrants received by it in a manner materially consistent with the applications described under the caption “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus.

(i) Neither the Company nor its affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Units.

(j) The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Units, the Ordinary Shares and the Warrants on Nasdaq.

(k) For a period commencing on the initial effective date of the Registration Statement and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities. The Company shall also promptly furnish to the Underwriters: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities in their capacities as such; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriters may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed or furnished on the Commission’s EDGAR website and publicly available will be considered furnished for the purposes of this Section 6(k).

(l) The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(m) For a period commencing on the initial effective date of the Registration Statement and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use commercially reasonable efforts to maintain the registration of the Ordinary Shares (or such other security into which such Ordinary Shares may be exchanged in connection with a Business Combination) under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an initial Business Combination. For a period commencing on the initial effective date of the Registration Statement and ending upon the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use commercially reasonable efforts to maintain the registration of the Units and Warrants under the provisions of the Exchange Act. During such applicable period, the Company will not deregister the Units, the Ordinary Shares or Warrants under the Exchange Act (except in connection with an exchange pursuant to a Business Combination or a going private transaction after the completion of an initial Business Combination) without the prior written consent of the Underwriters.

(n) The Company has, as of the date hereof, retained its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. When the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four business days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Units and its receipt of the proceeds therefrom, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

(o) For a period commencing on the initial effective date of the Registration Statement and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(p) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Securities Act.

(q) For a period commencing on the initial effective date of the Registration Statement and ending five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(r) In the event that the Company seeks to consummate an initial Business Combination with any entity that is affiliated with the Company’s initial shareholders, officers, directors or director nominees, or any of their respective affiliates, it, or a committee of independent and disinterested members of its board of directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial Business Combination is fair to the Company from a financial point of view. The Company shall not pay any of the Company’s initial shareholders, officers, directors, director nominees or any of their respective affiliates any fees or compensation of any kind for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of which payments will be made from the proceeds held in the Trust Account prior to completion of the initial Business Combination.

(s) For a period of 60 days following the effective date of the Registration Statement, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company shall promptly provide to the Underwriters and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(t) The Company shall advise the Underwriters and their counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Units.

(u) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates an initial Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(v) During the period prior to the Company’s initial Business Combination or Liquidation, the Company will only utilize the funds in the Trust Account in accordance with the Trust Agreement.

(w) The Company will reserve and keep available that maximum number of its authorized but unissued Ordinary Shares that are issuable upon the exercise of any of the Warrants and the Private Placement Warrants outstanding from time to time and upon the conversion of the Founder Shares.

(x) Prior to the earlier of the consummation of an initial Business Combination and the Liquidation, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates) any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any preferred securities, in each case, that (1) receive funds from the Trust Account or (2) vote as a class with the Ordinary Shares (a) on any initial Business Combination or (b) to approve an amendment to the Articles.

(y) Prior to the earlier of the consummation of an initial Business Combination and the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made by the Company to the Sponsor, to the Company’s officers, directors or director nominees, or to the Company’s or any of such other persons’ respective affiliates.

(z) The Company will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including, but not limited to, using its commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(aa) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company will use commercially reasonable efforts to effect and maintain the listing of (i) the Units and Warrants on Nasdaq (or another national securities exchange) until the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, and (ii) the Ordinary Shares on Nasdaq (or another national securities exchange) until five years from the date of the consummation of the Business Combination or until such earlier time at which Liquidation occurs.

(cc) As soon as legally required to do so, the Company and its directors, director nominees and officers, in their capacities as such, shall take or have taken all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(dd) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of the Articles.

(ee) The Company, subject to any applicable provision of the Articles, may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (which interest shall be net of taxes payable), divided by (B) the total number of Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, a shareholder vote is required by applicable law or stock exchange listing requirement in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for any reason, the Company will submit such Business Combination to the Company’s shareholders for their approval (the “Business Combination Vote”). With respect to the initial Business Combination Vote, if any, each of the Sponsor and each of the Company’s directors, director nominees and officers has agreed to vote all of the Founder Shares and Public Shares it, he or she then holds, if any, in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each holder of Public Shares the right to have its, his or her shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (which interest shall be net of any taxes payable), divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if the Company receives the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of holders of a majority of ordinary shares who attend and vote at a general meeting of the company. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who validly and affirmatively requested (and did not validly withdraw) such redemption. Only Public Shareholders who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Articles, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of securities of the Company in connection therewith. In the event that the Company does not effect a Business Combination by 18 months (or up to 24 months if Sponsor exercises its extension options, as described in the Articles) from the closing of the Offering (or such later date as has been approved pursuant to a valid amendment to the Articles), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other securities of the Company. The Sponsor and the Company’s officers, directors and director nominees have agreed that they will not propose any amendment to the Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated an initial Business Combination within 18 months (or up to 24 months if Sponsor exercises its extension options) from the closing of the Offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company offers to the Public Shareholders the right to redeem their Public Shares upon approval of such amendment, as described in the Registration Statement, the Time of Sale Prospectus and Prospectus.

(ff) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (a “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of an initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Underwriters with a draft of the Business Combination Announcement and provide the Underwriters with reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft Business Combination Announcement in accordance with the Underwriters’ standard policies regarding confidential information.

(gg) Upon the consummation of the initial Business Combination, the Company will direct the Trustee to pay the Underwriters concurrently with the consummation of the initial Business Combination, the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the time period required by the Articles (as such time period may be amended), the Deferred Discount will not be paid to the Underwriters and will instead be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(hh) Upon the earlier to occur of the expiration and termination of the Underwriters’ option to purchase additional Units, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the holders thereof, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 656,250 by (b) a fraction, (i) the numerator of which is 2,625,000 minus the number of Option Units purchased by the Underwriters upon the exercise of their option to purchase additional Units, and (ii) the denominator of which is 2,625,000. For the avoidance of doubt, if the Underwriters exercise their option to purchase additional Units in full, the Company will not cancel or otherwise effect the forfeiture of any Founder Shares pursuant to this Section 6(hh).

(ii) If at any time following the distribution of any Written Testing-the-Waters Communication, an event or development occurs such that the Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly (i) notify the Underwriters so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented, (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission, and (iii) supply any amendment or supplement to the Underwriters in such quantities as may be reasonably requested.

(jj) The Company will deliver to the Underwriters executed copies of each of the Transaction Documents.

(kk) The Company will seek to have all vendors, service providers (other than its independent registered public accounting firm), prospective target businesses and other entities with which it does business enter into an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forego obtaining such waivers only if the Company’s management shall have determined that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

(ll) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by FINRA, not to exceed $25,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Units, Ordinary Shares and Warrants and all costs and expenses incident to listing the Units, Ordinary Shares and Warrants on Nasdaq, (vi) the cost of printing certificates representing the Units, Ordinary Shares and Warrants, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Units outside of the United States, including filing fees and the reasonably incurred and documented fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

(mm) The Company will promptly notify Morgan Stanley if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

(nn) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify Morgan Stanley and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(oo) All payments to be made by the Company in respect of this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no such additional amounts shall be paid (i) in respect of any taxes imposed on an Underwriter as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between such Underwriter and the jurisdiction imposing such withholding or deduction or (ii) in respect of any taxes to the extent that such taxes would not have been imposed but for the failure of such Underwriter to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the applicable taxing jurisdiction of such Underwriter if such compliance is promptly requested by the Company and required or imposed by law as a precondition to an exemption from, or reduction in, such taxes.

(pp) Without the prior written consent of Morgan Stanley on behalf of the Underwriters, the Company will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into or exercisable or exchangeable for any Units, Ordinary Shares, Founder Shares or Warrants or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Founder Shares or Warrants or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Units or such other securities, in cash or otherwise, except, in each case, that the Company may (A) issue and sell the Private Placement Warrants or (B) issue and sell the Option Units on exercise of the option provided for in Section 2 hereof, (C) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares, the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans (and any Ordinary Shares issued or issuable upon the exercise of any such Private Placement Warrants or warrants issued upon conversion of the working capital loans and upon conversion of the Founder Shares), (D) issue securities in connection with a Business Combination and (E) effectuate the forfeiture of any Founder Shares pursuant to the terms of the Insider Letters.

7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through Morgan Stanley consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its director nominees, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter in Section 7(a), but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through Morgan Stanley expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, Written Testing-the-Waters Communication, road show or the Prospectus or any amendment or supplement thereto (the “Underwriter Information”), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the first sentence of the third paragraph and the fifteenth paragraph of the “Underwriting” section of the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers, directors or director nominees or any person controlling the Company and (iii) acceptance of and payment for any of the Units.

(g) The Company agrees to indemnify and hold the Underwriters and any of their respective affiliates harmless against any transaction, documentary, stamp, capital or other issuance, registration, documentary, transfer or other similar taxes or duties (including any such taxes imposed by way of withholding) and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, on the creation, allotment, issuance, offer and distribution of the Units as contemplated in each of the Registration Statement, the Time of Sale Prospectus or the Prospectus and the execution, performance and delivery of this Agreement.

8. Termination. The Underwriters may terminate this Agreement by notice given by Morgan Stanley to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of The New York Stock Exchange, the NYSE American, Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Morgan Stanley’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in Morgan Stanley’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Morgan Stanley may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to Morgan Stanley and the Company for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either Morgan Stanley or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable and documented fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b) The Company acknowledges that in connection with the offering of the Units: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

11. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “Liquidation” means the distributions of the Trust Account to the Public Shareholders in connection with the redemption of the Ordinary Shares held by the Public Shareholders pursuant to the terms of the Articles, as amended, if the Company fails to consummate a Business Combination with the time period provided therein.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that an Underwriter is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Submission to Jurisdiction. Each of the parties hereto hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties and may be enforced in any court to the jurisdiction of which the applicable party is subject by a suit upon such judgment.

16. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and director nominees and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Pearl Holdings Acquisition Corp, 767 Third Avenue, 11th Floor, New York, New York 10017, Attention: Craig E. Barnett, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Michelle Gasaway.

Very truly yours, PEARL HOLDINGS ACQUISITION CORP

By:	/s/ Craig E. Barnett
Name: Craig E. Barnett
Title: Chief Executive Officer

Accepted as of the date hereof Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Kyle P. McDonnell
Name: Kyle P. McDonnell
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Units To Be Purchased
Morgan Stanley & Co. LLC	17,500,000
Total:	17,500,000

Sch. I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued December 10, 2021

2.	The number of Firm Units is 17,500,000.

3.	The number of Additional Units is 2,625,000.

4.	The initial public offering price per Unit for the Units is $10.00.

Sch. II-1

SCHEDULE III

Written Testing-the-Waters Communications

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Securities Act.

Sch. III-1